UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 12, 2008
(May 6, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

On May 8, 2008, PNM Resources, Inc. (“PNMR”) announced that its wholly owned subsidiary  Public Service Company of New Mexico (“PNM”) priced its previously announced offering of $350,000,000 aggregate principal amount of senior unsecured notes (the “PNM Offering’). The notes will pay interest semi-annually at a rate of 7.95% per year, payable on May 15 and November 15 of each year, beginning November 15, 2008, and will mature on May 15, 2018.  Lehman Brothers, Merrill Lynch & Co., Citi, Deutsche Bank Securities, Morgan Stanley, RBC Capital Markets and Wachovia Securities (together, the “PNM Underwriters”) served as joint book-running managers in the offering. The PNM Offering is scheduled to close on May 13, 2008.

In connection with the PNM Offering, PNM entered into an underwriting agreement (the “PNM Underwriting Agreement”) with Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the PNM Underwriters, on May 8, 2008.   The PNM Underwriters will receive an underwriting discount equal to1.00% of the aggregate principal amount of the notes.  The PNM Underwriting Agreement contains customary conditions and agreements, including indemnifications.  The foregoing is qualified in its entirety by reference to the PNM Underwriting Agreement, a copy of which is filed as exhibit 10.2.

On May 9, 2008, PNMR announced the successful remarketing of $247,250,000 aggregate principal amount of its Senior Notes, Series A, due 2015, and the establishment of a reset rate of 9.25%.  PNMR also announced the pricing of its simultaneous offering of an additional $102,750,000 aggregate principal amount of Senior Notes, Series A, due 2015. The remarketed notes and the additional notes (together, the “PNMR Offering”) will constitute one and the same series of notes. The notes will pay interest semi-annually at a rate of 9.25% per year, payable on May 15 and November 15 of each year, beginning November 15, 2008, and will mature on May 15, 2015.  Banc of America Securities LLC, Lehman Brothers, Merrill Lynch & Co., Morgan Stanley and Wachovia Securities served as joint book-running managers in the offering of additional notes (together, the “PNMR Underwriters”).  Banc of America Securities LLC, Citi, Deutsche Bank Securities, JPMorgan, Lehman Brothers, Merrill Lynch & Co., Morgan Stanley, RBC Capital Markets, Wachovia Securities and Wedbush Morgan Securities Inc. served as remarketing agents in the remarketing.  The PNMR Offering is scheduled to close on May 16, 2008.

In connection with the remarketed notes contained in the PNMR Offering, PNMR entered into an agreement, (the “ Supplemental Remarketing Agreement t”) on May 6, 2008, with Banc of America Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner  & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, Wachovia Capital Markets, LLC and Wedbush Morgan Securities Inc., as the reset agents and the remarketing agents (together, the “PNMR Remarketing Agents”) and The Bank of New York, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.), not individually but solely as agent and as attorney-in-fact.  The Remarketing Agents will receive a remarketing fee of 1.50% of the aggregate principal amount of the remarketed notes.  The Supplemental Remarketing Agreement contains customary conditions and agreements, including indemnifications.  The foregoing is qualified in its entirety by reference to the Supplemental Remarketing Agreement, a copy of which is filed as exhibit 10.1.

In connection with the additional notes contained in the PNMR Offering, PNMR entered into an an underwriting agreement (the “PNMR Underwriting Agreement”)  with Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the PNMR Underwriters, on May 8, 2008.   The PNMR Underwriters will receive an underwriting discount equal to 1.50% of the aggregate principal amount of the additional notes.  The PNMR Underwriting Agreement contains customary conditions and agreements, including indemnifications.  The foregoing is qualified in its entirety by reference to the PNMR Underwriting Agreement, a copy of which is filed as exhibit 10.3.

PNMR and PNM maintain customary banking relationships with certain of the PNMR Underwriters, the PNMR Remarketing Agents, and the PNM Underwriters or their affiliates, including their participation in revolving credit and other short-term debt facilities.  PNMR and PNM have also previously used certain of the PNMR Underwriters, the PNMR Remarketing Agents, and the PNM Underwriters or their affiliates as underwriters for various securities offerings.

 Item 9.01  Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number                    Exhibit

1.1	Supplemental Remarketing Agreement dated May 6, 2008.
1.2	Underwriting Agreement dated May 8, 2008.
1.3	Underwriting Agreement dated May 9, 2008.
5.1	Opinion of Charles L. Moore, Associate General Counsel, with respect to the 7.95% Senior Unsecured Notes Due 2018.
5.2	Opinion of Troutman Sanders LLP with respect to the 7.95% Senior Unsecured Notes Due 2018.
5.3	Opinion of Charles L. Moore, Associate General Counsel, with respect to the 9.25% Senior Notes Due 2015.
5.4	Opinion of Troutman Sanders LLP with respect to the 9.25% Senior Notes Due 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: May 12, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)